THIS SHARE PURCHASE AGREEMENT dated the 11th day of May , 2009

BETWEEN:

MONEYLOGIX GROUP INC.
a corporation incorporated
laws of Nevada
(the "Purchaser")

- and -

Frank Canonaco
An individual resident in
the Province of Ontario
("Vendor")

- and -

2131059 ONTARIO LIMITED
a corporation incorporated pursuant to the
laws of the Province of Ontario
("Company")

RECITALS

WHEREAS the Vendor is the registered and beneficial owner of 100 common shares in the capital stock of the Company being one hundred (100%) per cent of the issued and outstanding shares in the Company);

AND WHEREAS the Company is the registered owner of the property municipally known as North Side Mapleview Drive East, Barrie, Ontario, comprising approximately 50 acres of land, being PIN 580910288, S. Pt. Lot 16, Conc. 12, Being Part 1, Reference Plan 51R-22937, City of Barrie, County of Simcoe, AND comprising approximately 49.48 acres PIN 580911689, S ½ Lot 16, Conc. 12, Being Part 1 Reference Plan 51R-22928, City of Barrie, County of Simcoe;

AND WHEREAS the Purchaser desires to purchase the Purchased Shares , all upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained (the adequacy of which consideration as to each of the Parties is hereby mutually admitted), the Parties hereto hereby covenant and agree as follows:

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ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Definitions. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a) Affiliate - "Affiliate" means, with respect to any corporation, any other corporation which directly or indirectly controls or is controlled by or is under direct or indirect common control with such first mentioned corporation or any corporation which is directly or indirectly controlled by a corporation which controls the first mentioned corporation and for the purpose of this definition "control" means, with respect to any corporation, the ownership of more than 50% of the voting Shares of the corporation including any Shares which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing;

(b) Agreement - "Agreement" means this Shares Purchase Agreement and all instruments or documents supplemental hereto or in amendment or confirmation hereof and any Schedules thereto; "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and, unless the context otherwise requires, not to any particular article, section or subsection hereof; "Article", "Section" or "Subsection" means and refers to the specified article, section or subsection of this Agreement;

(c) Assumed Mortgages – means the mortgages which will remain on title after Closing and which are more particularly detailed in Schedule D;

(d) Balance Sheet - "Balance Sheet" means the consolidated balance sheet of the Company as at May 31, 2008, forming part of the Financial Statements;

(e) Beneficial Ownership – "Beneficial Ownership" means the beneficial ownership of the Property;

(f) Building – "Building" means the existing building constructed upon the Property, if any, and all plant, equipment, heating, air conditioning, ventilating, plumbing and electrical sprinklers, alarm and security systems, boilers, compressors, substation, transformers, drainage and other mechanical and building systems and equipment comprising part thereof or located thereon and all other improvements affixed to, upon and forming part of the Property or used in the operation and, maintenance thereof, but not including any of the foregoing if owned by tenants;

(g) Business - "Business" means the business carried on by the Company, being the ownership and development of land, located at the Property;

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(h) Business Day - "Business Day" means a day other than a Saturday, Sunday or any day on which the principal commercial banks located at the city of Toronto, Ontario are not open for business during normal banking hours;

(i) Claim – "Claim" means (i) all debts, liabilities and obligations (ii) all losses, damages, judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and solicitor fees and expenses); and (iii) all demands, claims, suits, actions, disputes, costs of investigation, causes of action, proceedings, litigation, grievances, arbitration proceedings, governmental proceedings, assessments, deficiencies, costs and expenses including, without limitation, all professional fees and disbursements;

(j) Closing - "Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares hereunder by the transfer and delivery of documents of title thereto and the payment of the Purchase Price therefor as contemplated herein;

(k) Closing Date - "Closing Date" means on or before the 15th day of May, 2009 or such other date as the Parties hereto may agree;

(l) Closing Time - " Closing Time" means 1:00 p.m., on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place;

(m) Encumbrances - "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of thé foregoing, including clouds on title to real property;

(n) Escrow Agreement - "Escrow Agreement" means the escrow agreement attached as Schedule I hereto;

(o) Expenses – "Expenses" mean the complete list of expenses relating to the Property and the Business for the one (1) calendar year prior to the date hereof with interim statements as of the month end preceding the date hereof to be delivered to the Purchaser;

(p) Financial Statements - "Financial Statements" means the unaudited consolidated financial statements of the Company for the fiscal year ended May 31, 2008, consisting of the balance sheet and the statements of earnings, retained earnings and changes in financial position for the year then ended, and all notes and schedules thereto as reported upon by the Vendor's accountants;

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(q) Indebtedness - "Indebtedness" means the outstanding principal of all current and long term interest-bearing indebtedness for borrowed money, including without limitation indebtedness to banks and other financial institutions and capitalized leases;

(r) Interim Period - "Interim Period" means the period from and including the date of this Agreement to and including the Closing Date;

(s) Law - "Law" or "Laws" means all requirements imposed by statutes, regulations, rules, ordinances, by-laws, decrees, codes, policies, judgments, orders, rulings, decisions, approvals, notices, permits, guidelines or directives of any regulatory authority;

(t) Lease - "Lease" means the lease and assignments of the Property listed in Schedule E hereto;

(u) Parties "Parties" means, collectively, the Vendor, the Company and the Purchaser and "Party" means any of them;

(v) Permitted Encumbrances - "Permitted Encumbrances ~~measns~~ means those encumbrances listed on Schedule C hereto; GBC

(w) Person - "Person" means any individual, corporation, partnership, trustee or trust or unincorporated association; and pronouns have a similarly extended meaning;

(x) Plans and Specifications- "Plans and Specifications" means the plans and specifications for the Property, including all structures and other improvements located thereon;

(y) Property – "Property" means the real property owned by the Company and more particularly described in Schedule B;

(z) Purchase Price – "Purchase Price" means the price as defined in Section 2.2;

(aa) Purchased Shares - "Purchased Shares" means all the issued and outstanding Shares in the capital of the Company as set forth in Schedule A hereto;

(bb) Purchaser Shares - "Purchaser Shares" means the restricted common shares in the Purchaser to be delivered by the Purchaser on Closing, as more particularly described in Section 2.4;

(cc) Taxes – "Taxes" means income, capital, sales, excise, business and property taxes, goods and services taxes, customs duties, Canada Pension Plan and unemployment insurance premiums and all other taxes, withholding remittances and duties;

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1.2 Gender and Number - Words importing the singular include the plural and vice versa; and words importing gender include all genders.

1.3 Entire Agreement - This Agreement, including all Schedules attached hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the full expression of the Parties' intention and rights and the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein. No supplement, modification or waiver or termination of this Agreement or the transaction contemplated by this Agreement shall be binding unless executed in writing by the Parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.4 Index and Headings - The index to this Agreement and article and section headings contained herein are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement.

1.5 Applicable Law - This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement shall be governed by, construed, interpreted and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. Unless otherwise specifically provided in this Agreement, any reference in this Agreement to any Law shall be construed as a reference to such Law as amended or re-enacted from time to time or as a reference to any successor thereto.

1.6 Currency - Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

1.7 Accounting Principles - Wherever reference is made herein to generally accepted accounting principles, such reference shall be deemed to include the pronouncements made by the Canadian Institute of Chartered Accountants set forth in the CICA Handbook and in effect at the date of the financial statements in question, consistently applied.

1.8 Severability - In the event that any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, it shall be considered separate and severable from the remaining provisions contained in this Agreement and the validity, legality or enforceability of any of the remaining provisions contained in this Agreement shall not, in any way, be affected or impaired thereby.

1.9 Choice of Forum - The Parties hereby irrevocably attorn and agree that the courts of

Ontario shall have the exclusive jurisdiction to settle any dispute and/or controversy of whatsoever nature arising out of or relating to this Agreement and each of the documents contemplated by or delivered under or in connection with this Agreements, and proceedings of such matters shall be brought in such courts.

1.10 Recitals- The Parties hereby acknowledge and declare that the foregoing recitals are true and correct in substance and in fact.

1.11 Schedules – The Schedules to this Agreement as contained herein are an integral part of this Agreement.

1.12 Inconsistency –If there is conflict between any provision of this Agreement and any provision of another document contemplated by or delivered under or in connection with this Agreement, the relevant provision of this Agreement shall prevail.

1.13 Survival of Provisions – Notwithstanding the termination of this Agreement for any reason, it is acknowledged that all terms and provisions which are intended to survive termination shall survive termination of this Agreement, including, but not limited to, Purchaser Promissory Note and Purchaser Acknowledgment and Direction

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ARTICLE 2
PURCHASE AND SALE

2.1 Purchased Shares - On the terms and subject to the fulfillment of the conditions contained in this Agreement:

a) the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor at the Closing Date, the Purchased Shares

2.2 Purchase Price - The purchase price for the Purchased Shares shall be calculated as follows: $26,300,000, less the principal and any accrued but unpaid interest outstanding as of the Closing Date for the Assumed Mortgages, subject to all adjustments contemplated herein (the "Purchase Price").

2.3 Payment of the Purchase Price- The Purchase Price shall be payable as follows:

i. Concurrently with the execution of this Agreement by the Purchaser, the Purchaser shall pay by cash or certified cheque payable to counsel for the Vendor in trust, the sum of Ten Dollars ($10.00) as a deposit ("Deposit"). The Deposit may be released to the Vendor provided that this Agreement has been executed by all Parties.

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2.4 On the Closing Date the balance of the Purchase Price shall be satisfied as follows: the Purchaser shall pay the balance of the Purchase Price by the issuance of eight million seven hundred seventy five thousand (8,775,000) restricted common shares in the Purchaser (the "Purchaser Shares"), to be provided to counsel for the Vendor in escrow, in the name of the Vendor or as the Vendor may otherwise direct. The Purchaser Shares shall be held by counsel for the Vendor in accordance with the terms of the Escrow Agreement. The restrictions to be attached to the Purchaser Shares are detailed in Schedule F. The number of Purchase Shares shall be based upon a share price per Purchaser Share of $2.00 per share and shall be adjusted based upon the final balance of the Purchase Price. The existing terms and conditions of the Assumed Mortgages as evidenced by the loan documents to be provided by the Vendor to the Purchaser upon execution of this Agreement, shall remain unchanged.

2.5 Adjustments to Purchase Price – The Purchase Price shall be subject to the following adjustments:

a) adjustments which are customarily adjusted for in the purchase and sale of real property; and
b) such other adjustments as contemplated by this Agreement, including realty taxes, local improvements, and rent, if applicable.

All adjustments to the Purchase Price shall be made as of the Closing Date.

2.6 Place of Closing - The Closing shall take place at the Closing Time at the offices of Himelfarb, Proszanski LLP, or at such other place as may be agreed upon by the Vendor and the Purchaser.

2.7 Tender - Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company.

2.8 Set-Off - In the event of any non-fulfilment of any covenant or agreement not contemplated by this Agreement, or any incorrectness in or breach of any representation or warranty of the Vendor contained herein or in any certificate or other document furnished in connection with the transaction contemplated by this Agreement the Purchaser shall have the right to set off any losses and/or damages which such non-beaching party may incur against the Purchaser Shares.

2.9 Title Assurance - The Company and the Vendor hereby irrevocably covenant and agree that they shall not register any mortgages on title to the Property, save and except for the Assumed Mortgages, they shall not permit further Encumbrances on the Property, they shall not transfer title to the Property and shall not increase the principal amount of the existing mortgages registered against title to the Property without the prior written consent of the Purchaser.

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2.10 It is the understood and agreed that the Purchaser shall, as part of the Purchase Price and as an additional obligation and liability, accept existing obligations of the Company, disclosed or not disclosed, up to a maximum amount of $200,000 (excluding the Assumed Mortgages). Any breach by the Vendor of his representations, warranties or covenants contained in this Agreement which cause damage or loss to the Purchaser, plus any existing obligations of the Company prior to Closing that collectively and cumulatively exceed $200,000 (excluding the Assumed Mortgages), shall be the responsibility of the Vendor (the "Vendor's Obligations"). It is agreed that the Vendor's Obligations shall either be satisfied by payment in monies by the Vendor to the Purchaser, or, at the option of the ~~Purchaser~~, by an adjustment to the number of Purchaser Shares be released to the Vendor after Closing. It is agreed that the Vendor's solicitor shall release back to the Purchaser, in accordance with the terms of the Escrow Agreement, the number of Purchaser Shares sufficient to fulfil the Vendor's Obligations, based upon a valuation of $2.00 per Purchaser Share.

ARTICLE 3
FINANCIAL STATEMENTS and DELIVERIES

3.1 Financial Statements – Upon full execution of this Agreement, the Vendor shall provide true copies of the Company's 2007 and 2008 operating statements, 2009 year to date operating statements, the Financial Statements, and all tax returns, notices of assessments, including income, corporate and goods and services tax returns.

3.2 The Vendor agrees to provide to the Purchaser, ~~at the Vendor's expense,~~ a survey ~~from a qualified Ontario Land Surveyor confirming~~ the acreage of the Property ~~to two decimal places, upon execution of this Agreement. In the event that the acreage of the Property is less than~~ 99.48 acres, ~~the Purchase Price shall be reduced to an amount equal to the acreage to the second decimal point less than 99.48 acres multiplied by $264,374~~. Notwithstanding the foregoing, it is agreed that there shall be no adjustment to the Purchase Price to account for 0.2546 acres of real property which is defined as Part 4 on reference plan 51R-32851, and which is not owned by the Company but which is included in the 99.48 acres described herein.

3.3 The Vendor agrees to discharge all mortgages, liens or encumbrances, if any, registered against the Property at its own expense, on or before Closing, save and except for those title matters arising from the registrations described in Schedule "C" attached hereto (herein referred to as the "Permitted Encumbrances").

3.4 The Vendor agrees to deliver to the Purchaser, upon acceptance of this Agreement, complete copies of the following in the Vendor's possession or control:

(i) all subdivision, development, engineering, site plan, servicing, security, financial, easement or other agreements entered into, or currently being negotiated, with any governmental authority or any utility or any other party (the "Development Agreement") affecting the Property;

(ii) soil tests and reports, environmental tests and reports, planning and development reports and studies and any other such studies (the "Studies") affecting the Property or addressing the future intended use of the Property that are in the Vendor's possession or control; and

(iii) copies of all applications to the municipality, documents and communications with the municipality, and applications deposited with the municipality;

(iv) copies of all construction budgets, site plans, and any other documents relating to the development of the Property for residential use.

The Vendor covenants that all Development Agreements are listed in Schedule "G" and that all Studies are listed in Schedule "G" and that the Studies shall be delivered to the Purchaser within one (1) day from the date of acceptance. The Purchaser shall be entitled to review the Development Agreements and Studies, and if, in the Purchaser's sole discretion, the terms of any of the Development Agreements or any of the Studies are not acceptable, the Purchaser, shall have the right to terminate this Agreement by delivery of notice to the Vendor on or before Closing. In the event that this Agreement is so terminated the Deposit, together with all interest accrued thereon shall be forthwith returned to the Purchaser, without deduction and both parties shall be released from their respective obligations hereunder and neither the Vendor nor the Purchaser shall be liable to the other as a result of the termination of this Agreement.

3.5 The Vendor shall cause the Company, prior to Closing, to pay all fees, and expenses associated with the filing of applications, and/or Development Agreements approved to date, and as listed pursuant to 3.4 (iii) herein.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Vendor - The Vendor hereby represents and warrants to the Purchaser, as at the Closing Date, as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with its execution and delivery of this Agreement and the transactions contemplated hereunder:

(a) Organization of the Company - The Company is a corporation duly organized and validly existing under the Laws of their governing jurisdiction and has all necessary corporate power, authority and capacity to own the Property and to carry on the Business as presently conducted. Neither the nature of the Business nor the location or character of the property owned by of the Company requires the Company to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any other jurisdiction;

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(b) Subsidiaries – There are no subsidiaries of the Company;

(c) Right to Sell –

(i) The Company has the authority and capacity to own the Property. The Vendor and the Company have all necessary corporate power and authority to enter into and perform their respective obligations under this Agreement and other agreements contemplated herein or to be delivered or given pursuant to this Agreement;

(ii) The Vendor is the sole legal owner of the Purchased Shares (which Purchased Shares constitutes all the issued and outstanding shares in the capital of the Company);

(iii) The Vendor has the exclusive right to dispose of the Purchased Shares as herein provided and the execution and delivery of this Agreement by the Vendor, the consummation of the transaction contemplated herein and the fulfilment by the Vendor of the terms, conditions and provisions herein will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or Law to which the Vendor is a party or subject or by which the Vendor is bound or affected;

(iv) The Purchased Shares are owned by the Vendor as the registered and beneficial owner with good and marketable title, free and clear of any Encumbrances (other than the rights of the Purchaser hereunder); and

(v) The Company is the sole legal and beneficial owner of the Property.

(d) Capitalization – The authorized capital of the Company consists of an unlimited number of common shares of which (i) at the date of this Agreement, one hundred (100) common shares has been duly issued and are outstanding as fully paid and non-assessable, and (ii) at the Closing Time, one hundred (100) common shares shall have been duly issued and shall be outstanding as fully paid and non-assessable;

(e) Options - No options, warrants or other rights to purchase or otherwise acquire Shares or other securities of the Company have been authorized, or agreed to be issued, or are outstanding;

(f) Financial Statements - The Financial Statements represents fairly the financial condition of the Company as at May 31, 2008 and the results of its operations and the changes in its financial position for the year then ended in accordance with

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generally accepted accounting principles applied on a basis consistent with that of the preceding period. The Balance Sheet presents a true and complete statement of the financial condition and the assets and liabilities of the Company as at May 31, 2008 and the statements of earnings, retained earnings and the changes in financial position for the period ended on that date accurately set forth the results of the operations of the Company throughout such period;

(g) Absence of Undisclosed Liabilities – As of Closing, the Company shall not have any outstanding Indebtedness or any liabilities or obligations, (whether accrued, contingent or otherwise), and there shall be no material liabilities of the Company, which, for the purposes of this subsection means any liabilities in excess of Five Thousand ($5,000) Dollars, of any kind whatsoever (absolute, contingent or otherwise), whether or not accrued and whether or not the amount thereof is determined or determinable in respect of which it may become liable on or after the consummation of the transactions contemplated by this Agreement, other than:

i. liabilities disclosed or reflected in or provided for in the Financial Statements;
ii. liabilities incurred since the date of the Financial Statements which were incurred in the ordinary course of the routine daily affairs of the Business consistent with past practice, and the same have been disclosed in writing to the Purchaser, and which in the aggregate are not materially adverse to the Business; and
iii. other liabilities disclosed in this Agreement or in the schedules attached hereto.

(h) Tax Matters – The Company, including every predecessor thereof, has duly and timely filed all reports or returns with respect to Taxes which are required to be filed by it, has duly and correctly reported all income and other amounts required to be reported and has paid all Taxes and all penalties, interest and fines in respect thereof, to the extent that such Taxes, penalties, interest and fines have been assessed by the relevant taxation or other governmental authority or have otherwise become due. The Company has duly and timely paid all instalments of Taxes required to be paid by it and the Company has made full provision on its books for all Taxes and all penalties, interest and fines in respect thereof that are not yet due, that will become due and which relate to periods ending immediately prior to the Closing Time. The Canadian federal and provincial income and capital tax liability of the Company has been assessed by the relevant taxation authority and notices of assessment have been issued to the Company by the relevant taxation authority for all taxation years prior to and including the taxation year ended May 31, 2008. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing by the Company of any report or return with respect to Taxes or with respect to the payment of the Company of any Taxes, or penalties, interest and fines in respect thereof. There are no actions, suits, proceedings, investigations, audits or

claims now pending or, to the best of the knowledge, information and belief of the senior officers of the Company (after due enquiry), threatened against the Company in respect of any Taxes or any penalties, interest and fines in respect thereof and there are no matters under discussion with any taxation or other governmental authority relating to any such Taxes, penalties, interest and fines. The Company has withheld from all payments made by it to any person, including its officers, directors and employees and any non-resident persons to whom any payment has been made, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same when due to the proper taxation or other governmental authority. If the Company is required to be licensed under the Excise Act (Canada), it has been so licensed;

(i) No amounts including, without limitation, Taxes, levies or assessments, are owing by the Company in respect the Property or otherwise to any regulatory authority or public utility, other than current accounts which are not in arrears. There are no outstanding appeals on assessments which have been issued or raised by any regulatory authority or by the Company concerning any realty, business or other Taxes with respect of the Property or otherwise. All amounts for labour or materials supplied to or on behalf of the Company relating to the construction, alteration or repair of or on the Property have been paid in full and no one has filed or has a right to file any construction, builders', mechanics' or similar liens for any work relating to the Property;

(j) Absence of Changes – Since May 31, 2008 there has not been:

   (i) any material change in the condition or operations of the Business or Property or financial condition of the Company other than changes in the ordinary and normal course of business, none of which has been, individually or in the aggregate, materially adverse to the Company, nor has any damage, destruction, loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially adversely affected the Business or Property or future prospects of the Company; or

   (ii) any decrease in the aggregate amount of the Indebtedness of the Company;

(k) Absence of Unusual Transactions - Since May 31, 2008 the Company has not:

   (i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the Balance Sheet, or cancelled any debts or claims, except in each case in the ordinary and normal course of business;

   (ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and

normal course of business;

(iii) issued or sold any Shares in its capital, or any warrants, bonds, debentures or other corporate securities of the Company, or issued, granted or delivered any right, option or other commitment for the issuance of any such or other securities;

(iv) discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Balance Sheet (including the notes thereto) and liabilities incurred since the date thereof in the ordinary and normal course of business;

(v) declared or made any payment of any dividend or other distribution in respect of any Shares in its capital or purchased or redeemed any such Shares thereof or effected any subdivision, consolidation or reclassification of any such Shares;

(vi) suffered any extraordinary loss, waived any rights of substantial value, or entered into any commitment of transaction not in the ordinary and normal course of business where such loss, rights, commitment or transaction is or would be material in relation to the Company;

(vii) amended, changed, or taken any action to amend, or change its articles of incorporation or by-laws;

(viii) granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of personnel which it employs;

(ix) except as disclosed in Schedule C and D hereto, the Company, the Business, the Property and the Building are not subject to any Encumbrances; or

(x) authorized, agreed, or otherwise became committed to do any of the foregoing;

(l) Since the Financial Statements, the Business has been carried on in the ordinary course consistent with past practice. The Business is the only business operation carried on by the Company;

(m) <u>Titles to Real Properties of Company</u> - Except for the Permitted Encumbrances, the Company has good and marketable title to all of its properties, interests in properties, including without limitation those reflected in the Balance Sheet (including the notes thereto) and the Property. All property taxes are current and up to date. All Encumbrances registered against title to Company's real property will be discharged by the Vendor on or before Closing, save and except for the Permitted

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Encumbrances. The Company does not own any personal property;

(n) Leased Equipment - The Company is not a party to any lease, licence or similar arrangement for any equipment, chattels, fixtures, assets or other personal property;

(o) Accounts Receivable - The accounts receivable shown on the Balance Sheet or acquired subsequently, either have been collected or are good and collectible at the aggregate recorded amounts thereof (subject to no defence, counterclaim or set off), except to the extent of any reserves provided for such accounts in the Balance Sheet;

(p) Leases of Real Property –

(i) The Company is not a party to, or bound by any leases of its real property;

(q) Real Property –

(i) Particulars, including the legal descriptions, of all real property owned or leased by the Company are set forth in Schedule B attached hereto;

(ii) There are no contracts or agreements, to sell, transfer or otherwise dispose of the Property or any part thereof, or to acquire any other real properties by the Company;

(iii) No part of the Property has been condemned, taken or expropriated by any regulatory authority, nor has any notice or proceeding in respect thereof been given, commenced or threatened; and

(iv) The Company has not received any notice of non-compliance from any third party nor any notice of structural defect relating to the Property;

(r) Condition of Assets – Intentionally deleted

(s) Material Contracts - The Company is not a party to or bound by any material contract or commitment, whether oral or written, save and except as listed in Schedule E. For the purposes of this subsection, "material contract or commitment" means, with respect to the Company i) such a contract or commitment pursuant to which Five Thousand ($5,000.00) Dollars or more in the aggregate shall be payable or receivable during any 12 month period thereof; or ii) which extends beyond 12 months without any right of earlier termination on the part of the Company. Such contracts and agreements include all the presently outstanding material contracts or commitments entered into by the Company in the course of carrying on the Business and all quotations, orders or tenders for such contracts remain open for acceptance. The Company has the capacity, including the necessary personnel, equipment and supplies, to perform all of its

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obligations thereunder;

(t) Employees – There are no employees of the Company;

(u) Pension and Benefit Plans – There are no pension or benefit plans established by the Company;

(v) Absence of Guarantees – The Company has not given or agreed to give, or is a party or bound by, any guarantee of indebtedness or other obligations of third parties or any other commitment by which the Company is, or is contingently, responsible for such indebtedness or other obligations;

(w) Absence of Conflicting Agreements –Neither the Company or the Vendor are a party to, bound or affected by, or subject to any indenture, mortgage, lease, agreement, instrument, articles of incorporation or by-law provision, statute, regulation, judgment, decree or law which would be violated, contravened, breached by or under which default would occur as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein;

(x) Litigation

(i) there are no Claims, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the senior officers of the Vendor or the Company, threatened against or relating to the Company, the Building, or directly or indirectly affecting its Property or the Business, or the Vendor; nor do there exist any grounds on which such Claims may reasonably be expected to be commenced and, there is not presently outstanding against the Company or the Vendor any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

(ii) Neither the Company or the Vendor are in default under or in breach of any Laws or regulations applicable to it or any contracts, agreements, written indentures or other instruments, to which it is a party that would prevent consummation of this Agreement or realization by the Purchaser of substantial rights hereunder or which would have an adverse effect on the Business, the Property or assets of the Company, and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach; and

(iii) the conduct of the Business has not infringed and does not infringe upon any trade names, trade marks, certification marks, copyrights, patents or industrial designs of any other person, firm or corporation or constitute a violation of any trade secrets of any person, firm or corporation.

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(y) Business Property - No notice has been received from any municipal, provincial or other statutory authority, or other agencies having jurisdiction, advising of any material defects in construction or maintenance of the buildings and improvements of the Company forming part thereof or in the operation thereof which have not been complied with;

(z) Environmental Matters – To the best of the Vendors knowledge and belief

(i) The Company, the Property, and the operation of the Business has been and are in substantial compliance with all applicable Laws, regulations and orders relating to the environment, transportation and worker and product safety, including, without limitation, relating to industrial disease and long term occupational illness. The Company has complied with all reporting and inspection requirements of all governmental authorities having jurisdiction over its properties. The Company has maintained all operating records and reports including environmental monitoring and reporting records in accordance with all applicable Laws, regulations and orders relating to the environment, transportation and worker and product safety, if any;

(ii) the Company has not been charged with or convicted of any offence for non-compliance with environmental Laws, or been fined or otherwise sentenced or settled any prosecution short of conviction; and there are no notices of judgment or commencement of proceedings of any nature and the Company has never been investigated relating to any breach or alleged breach of environmental Laws;

(iii) The Company has not received any notices to the effect that its operations, the Property, the Business and/or the Building are:

1. not in full compliance with all of the requirements of applicable federal, provincial or local environmental, health and safety statutes and regulations; or
2. the subject of any federal or provincial remedial or control action, direction or order, or any investigation or evaluation as to whether any remedial action is needed to respond to a release or threatened release of any contaminant into the environment or any facility or structure; or
3. subject to any claims that it is or may be liable to any Person (including, without limitation, any individual or government, whether federal, provincial, city or municipal) as a result of the release or threatened release of any contaminant into the environment or into any facility or structure, nor are there any actions, claims, suits, orders or judgments relating to the

ownership of its properties or other assets, nor are they aware that there is any basis for actions being commenced, nor has the Company ever been convicted of an offence in respect of such proceedings;

(iv) The Vendor is not aware of:

1. any release of any hazardous substance or contaminant into the environment from or the deposit of any hazardous substance or contaminant on the Property;
2. any urea formaldehyde foam insulation, asbestos, polychlorinated biphenyl or radio active substances on Property;
3. any restrictions on the use of the Property whether arising under private contract, public Law or legislation of any nature or kind;
4. the Company having used the Property to produce, generate, manufacture, treat, store, handle, transport or dispose of any hazardous substances;
5. the Company having provided any notifications to any Person (including, without limitation, any individual or government, whether federal, provincial, city or municipal) of the release of any contaminant in to the environment; and
6. the Company having used, nor are they aware, that the Property has been or is being used, as a landfill or waste disposal site.

(v) the Purchaser has been provided with all copies of any environmental audits, site assessments and studies concerning the Property, that the Company has ever conducted or that are in the Company's and Vendor's possession or control;

(aa) Bank Accounts, etc. – As of Closing there shall be no bank accounts of the Company, unless the Purchaser advises the Vendor that it wishes the existing bank accounts to remain open.

(bb) Residence of Vendor - The Vendor and the Company are each residents of Canada for the purposes of s.116 (1) of the Income Tax Act (Canada);

(cc) Authority and Capacity of Vendor - The Vendor and the Company each have all necessary power, authority and capacity to enter into this Agreement and to perform their respective obligations hereunder. There are no spousal interests which affect the Property or the Purchased Shares;

(dd) Enforceability of Obligations - This Agreement constitutes a legal, valid and binding

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obligations of each of the Vendor and the Company, as the case may be, enforceable against each of them in accordance with the respective terms hereof, subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(ee) No Governmental Regulatory Approvals Required- No governmental authorization, approval, order, consent or filing is required on the part of the Vendor or the Company in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered hereunder or the performance of the Vendor's or any of the Company's obligations hereunder or thereunder;

(ff) Insurance - The Company maintains contracts and policies of insurance on the Property all such contracts and policies of insurance are in full force and effect and will be continued in full force and effect, to and including the Closing Date and the Company is not in default, whether as to the payment of premium or otherwise, under the terms of any such contract or policy;

(gg) Copies of Agreements, etc. - True, correct and complete copies of all mortgages, leases, agreements, instruments and other documents listed in the Schedules attached hereto have been delivered to the Purchaser;

(hh) Reserves and Accruals - Where reserves and accrued liabilities have been disclosed on or reflected in the Financial Statements, such reserves and accruals are sufficient in all respects to provide for the liabilities in respect of which they have been established;

(ii) Constating Documents and By-laws - The Vendor has made available the constating documents and by-laws of the Company, including any and all amendments thereto and such constating documents and by-laws as so amended are in full force and effect and no amendments are being made to the same;

(jj) Books and Records - All books and records of the Company as heretofore delivered to the Purchaser fairly and correctly set out and disclose in all material respects the financial position of the Company and all material financial transactions relating to the Company have been accurately recorded in such books and records. All material financial transactions of the Business and of the Company have been properly recorded in such books and records;

(kk) Corporate Records and Minute Books - The corporate records and minute books of the Company (being those delivered to the Purchaser), include complete and accurate minutes of all meetings of the directors and Shareholders of the Company

held to date since the date of its incorporation; and the Shares certificate book, register of Shareholders, register of transfers and register of directors of the Company as so delivered to the Purchaser are complete and accurate;

(ll) Compliance with Law - The Company has complied with and the Business is, in all material respects, being conducted in compliance with all applicable Laws, rules, regulations, judgments, governmental authorizations or orders and decrees of each jurisdiction in which the Business is carried on. The Company has all necessary governmental authorizations, orders, permits, licence and approvals required by Law to be obtained to enable it to carry on the Business as presently conducted, if any. All of such authorizations, orders, permits, licence and approvals are listed in Schedule G hereto

(mm) Non-Arm's Length Indebtedness - No director or officer, former director or officer, Shareholder and/or employee of the Company or any other Person not dealing at arm's length with the Company, or the Vendor, have any outstanding indebtedness to the Company;

(nn) Restrictive Covenants – The Company is not a party to or bound or affected by any agreement or document containing any covenant expressly limiting the freedom of the Company to compete in any line of business or which materially or adversely affects the business practices, operations or conditions of the Business or the continued operation of the Business after the Closing on substantially the same basis as the Business is presently carried on; GBC

(oo) No Joint Venture Interests, etc. - The Company is not a partner, co-tenant, joint venture, co-tenancy or other similar jointly owned business undertaking;

currently to allow about 255 Single Family Residen- (the "Residential Development")

(pp) Zoning and Expansion to Property: The Property is zoned in accordance with the zoning details as contained in the map attached as Schedule J hereto. ~~The Company can construct upon the Property at least one million six hundred thousand (1,600,000 sq. ft) square feet of building area for residential use(the "Residential Development") in accordance with existing municipal and governmental approvals, by-laws and requirements~~ The Vendor and Company have not received any notification from any governmental authority that the Property cannot be utilized for the Residential Development, and no notification has been received from any governmental authority providing notice that services (such as water, sanitary sewer and public utilities) are not available (or are available but lack adequate capacity) to permit the Residential Development;

(qq) Officers and Directors: Frank Canonaco is the President, Ralph Canonaco is the Treasurer and Tony Canonaco is the Secretary of the Company and Frank Canonaco is the sole Shareholder of the Company and there have been no other officers, directors or Shareholders of the Company;

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* The Company represents that there is a City of Barrie Intensification Study of April 27, 2009 that has been adopted by General Committee to be incorporated into the proposed Official Plan Update to bring the City of Barrie Official Plan into conformity with the Provincial Growth Plan for the Greater Golden Horseshoe, that if passed as adopted will result in up to 120 units per hectare.

The Vendor will use its best efforts to achieve Re-zoning approval for at least one thousand four hundred (1,400) units within twelve (12) months from the date the Re-Zoning Application is filed or adoption of the City of Barrie Official Plan whichever is sooner.

Should the Vendor be unable to achieve approval for at least 1,400 units within the period aforesaid as outlined above, then a share adjustment will take place based on a new appraisal to be undertaken by the Purchaser, such Appraiser to be mutually agreed upon.

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(rr) Insolvency: The Vendor and the Company are not insolvent;

(ss) Intellectual Property – There is no intellectual property owned by the Company;

(tt) Shareholders' Agreements - There are no Shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares of the Company; and

(uu) Planning Act: To the best of the Vendor's knowledge and belief, the Property complies with the Planning Act and there have been no notice of non-compliance relative to the Property.

Full Disclosure and Access to Information - None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Company and their respective properties, business and affairs. There are no pending or, to the best of the knowledge, information and belief of the senior officers of the Company (after due enquiry), threatened disputes or other material adverse developments (actual or in prospect) concerning the Company or the Business which have not otherwise been disclosed herein or pursuant hereto;

4.2 Representations and Warranties of the Purchaser - The Purchaser hereby represents and warrants to the Vendor, as at the Closing Date, as follows and acknowledges that the Vendor and Partnership are relying on such representations and warranties in connection with its execution and delivery of this Agreement and the transactions contemplated hereunder:

(a) Organization of the Purchaser - The Purchaser is a corporation duly organized, and validly existing under the Laws of its governing jurisdiction.

(b) Authority and Capacity of Purchaser - The Purchaser has all necessary power, authority and capacity to enter into this Agreement and to perform its respective obligations hereunder;

(c) Enforceability of Obligations - This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(d) No Governmental Regulatory Approvals Required - No governmental authorization, approval, order, consent or filing is required on the part of the Purchaser in connection

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with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered hereunder or the performance of the Purchaser's obligations hereunder or thereunder;

Full Disclosure - None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to the Vendor .

4.3. Broker – The Vendor hereby covenants that the Vendor shall be responsible for any commission in connection with this transaction. The Purchaser shall have no liability for any broker's commission, finder's fee or like payment.

4.4. Non-Waiver - No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendor or the Company herein or pursuant hereto. No waiver by the Purchaser of any condition, in whole or in part, shall operate as a waiver of any other condition.

4.5 Nature and Survival of Representations and Warranties - All statements contained in any certificate or other instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party hereunder. All representations, warranties, covenants and agreements herein contained on the part of each of the Parties shall survive the Closing, the execution and delivery hereunder of Shares or security transfer instruments or other documents of title to the Purchased Shares and the payment of the consideration therefor, provided that such representations and warranties (except with respect to the representations and warranties (i) contained in Subsection 4.1(h) and (i) hereof which shall survive for the period within which the applicable taxing authority shall have the right to issue assessments or reassessments plus 6 months, or (ii) contained in Subsection 4.1(c), hereof which shall continue in effect after the Closing without limitation as to time) shall survive for a period of one (1) years from the Closing Date after which time, if no claim shall, prior to the expiry of the applicable period (if any), have been made hereunder against a Party hereto with respect to any incorrectness in or breach of any representation or warranty made herein by such Party, such Party shall have no further liability hereunder with respect to such representation or warranty.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1 Purchaser's Conditions - The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, fulfilment of, or compliance with, at or before the Closing (unless such other date is specified), each of the following conditions precedent at or prior to Closing (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

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(a) Truth and Accuracy of Representations of the Vendor at the Closing Date - All of the representations and warranties of the Vendor made in or pursuant to this Agreement, including, without limitation, the representations and warranties set forth in Sections 4.1 hereof, shall be true, correct and at the Closing with the same force and effect as if made at and as of the Closing Date (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby) and the Purchaser shall have received a certificate from each of the Vendor confirming the foregoing. The receipt of such certificate and the completion of the transactions contemplated herein shall not be deemed to constitute a waiver of any of the representations, warranties or covenants of the Vendor contained in this Agreement. Such representations, warranties and covenants shall continue in full force and effect as provided in Section 4.5.

(b) No Material Adverse Change Except as has been specifically permitted in this Agreement, since the date of this Agreement there shall not have been:

i. any material adverse change in any of the assets, business, financial condition, earnings, results of operations or prospects of the Company that has, or threatens to have, a material adverse effect on the assets, business, financial condition, earnings, results of operations or prospects of the Company on a consolidated basis or which might materially adversely affect the ability of the Company to carry on the Business after the Closing substantially as such Business is being conducted upon the date of this Agreement; or

ii. any damage, destruction or loss, or other event, development or condition of any character (whether or not covered by insurance) which would have a material adverse effect on the assets, business, financial condition, earnings, results of operations or prospects of the Corporation on a consolidated basis. However, if such damage does occur and is in an amount of less than Fifty Thousand ($50,000.00) Dollars and is fully covered by insurance (subject to deductibles), the amount payable under such insurance shall be applied to repair the damage and the Purchaser, the Vendor and shall complete the transaction herein contemplated;

(c) No Action to Restrain/No Adverse Law No action or proceeding shall be pending or threatened, which is likely to result in an order, decision or ruling imposing any limitations or conditions which may have a material adverse effect on the transactions contemplated herein, the right of the Purchaser to own the Purchased Shares, or the assets, business, financial condition, earnings, results of operations or prospects of the Corporation on a consolidated basis;

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(d) No Other Agreements - At the Closing Date, no Person other than the Purchaser will have any agreement or option or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription, allotment or issuance of any of the unissued Shares in the capital of the Company or for the purchase from the Vendor of any of the Purchased Shares, other than under this Agreement;

(e) Performance of Obligations - The Vendor shall have performed or complied with, in all respects, all of the obligations, covenants and agreements to be performed or caused to be performed by the Vendor prior to Closing, including, but not limited to, the obligations contained in Section 3.5 herein;

(f) Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendor of his obligations under this Agreement shall be satisfactory to the Purchaser and its counsel, both acting reasonably (including, but not limited to those documents listed in the closing agenda attached as Schedule H hereto), and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser and its counsel, both acting reasonably;

(g) Releases - all current and former officers, directors and shareholders of the Company shall have executed a comprehensive full and final release, releasing the Company of any and all claims which they have or may have had against the Company as of the Closing Date. All officers and directors of the Company shall resign effective the Closing Date.

(h) Opinion of Counsel for the Vendor and the Company - The Purchaser shall have received an opinion dated the Closing Date, as to the due authorization of all corporate matters by the Company to approve this transaction, from counsel for the Vendor, Company and to complete the transaction contemplated herein. Such opinion shall be in a form acceptable to counsel to the Vendor and Purchaser, each acting reasonably;

(i) There shall have been delivered confirmation dated no earlier than five days prior to the Closing Date executed by the Vendor whereby the Vendor confirms that: (i) it is not aware of any defect and/or deficiency in Property and (ii) it any has not received any notification, written or verbal, from any third party, advising, alleging or disclosing that: any part of the Property is deficient or defective or in any way; or is

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not being maintained in a first class state of repair and maintenance; or that the Property is in breach of any governmental requirements;

(j) Save and except the Assumed Mortgages, the Vendor shall have discharged and provide evidence of the same prior to Closing all Encumbrances other than the Permitted Encumbrances, and the Vendor shall have paid all fees, penalties and other charges in any way associated with such Encumbrances being discharged. The Vendor shall deliver on Closing ~~signed~~ and current in form mortgage statements, from mortgagees for each of the Assumed Mortgages, ~~detailing the principal amount outstanding, together with any accrued but unpaid interest, and confirming the maturity date of each Assumed Mortgage~~;

(k) The Escrow Agreement shall be executed by all parties.

The conditions contained in Section 5.1 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time without prejudice to any of its rights of termination in the event of non-performance of any other condition in whole or in part.

5.2 Vendor Conditions - The obligation of the Vendor to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendor and may be waived by it in whole or in part):

(a) Truth and Accuracy of Representations of Purchaser at Closing Date - All of the representations and warranties of the Purchaser made in or pursuant to this Agreement, including, without limitation, the representations and warranties set forth in Sections 4.2 hereof, shall be true and correct at the Closing with the same force and effect as if made at and as of the Closing Date (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby) and the Vendor shall have received a certificate from the Purchaser confirming the foregoing. The receipt of such certificate and the completion of the transactions contemplated herein shall not be deemed to constitute a waiver of any of the representations, warranties or covenants of the Purchaser contained in this Agreement. Such representations, warranties and covenants shall continue in full force and effect as provided in Section 4.5:

(b) The Purchaser having delivered to the Vendor the portion of the Purchase Price due on the Closing Date in accordance with Section 2.4;

(c) The Purchaser shall have executed an indemnity, in a form acceptable to counsel for the Vendor and Purchaser, each acting reasonably, wherein the Purchaser agrees to indemnify and save each of Frank Canonaco, Ralph Canonaco and Tony Canonaco harmless (in their capacity as guarantors of the Firm Capital Mortgage Funds Inc. mortgage registered as Instrument No. SC421266 (the "Firm Capital Mortgage"))

from any claims brought by Firm Capital Mortgage Funds Inc. as the result of the Purchaser failing to pay the Firm Capital Mortgage in accordance with its terms; and

(d) The Purchaser shall have performed or complied with, in all respects, all of its other obligations, covenants and agreements hereunder;

The conditions contained in Section 5.2 are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time without prejudice to any of its rights of termination in the event of non-performance of any other condition in whole or in part. If any of the foregoing conditions in this Section have not been fulfilled by the Closing Date, or such other date as contemplated therein other than Purchaser's obligation in section 5.2(b), the Vendor may terminate this Agreement by notice in writing to the Purchaser, in which event the Vendor is released from all obligations under this Agreement and unless the Vendor can show that the condition relied upon could reasonably have been performed by the Purchaser, the Purchaser is also released from all obligations hereunder; but the Vendor may waive compliance with any such condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition in whole or in part or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained herein.

If the Purchaser is not able to comply with section 5.2(b) provided the Vendor has complied with all of their obligations pursuant to this Agreement this Agreement shall be at an end and the Deposit shall be forfeited by the Purchaser and shall be retained by the Vendor as liquidated damages and the Purchaser Acknowledgement and Direction and Purchaser Promissory Note shall be returned to counsel for the Vendor.

ARTICLE 6
OTHER COVENANTS OF THE PARTIES

6.1 Conduct of Business Prior to Closing - During the Interim Period without in any way limiting any other obligations of the Vendor in this Agreement:

(a) Conduct Business in Ordinary Course - Except as otherwise contemplated or permitted by this Agreement, the Vendor shall cause the Company to conduct the Business in the ordinary and normal course consistent with past practice, thereof and not without the prior written consent of the Purchaser, to enter into, or make any agreement to enter into, any transaction or refrain from doing any action which would constitute a breach of the representations, warranties, covenant or agreements contained herein.

(b) Continue Insurance – The Vendor shall cause the Company to continue in force all existing policies of insurance presently maintained by the Company;

(c) Perform Obligations - The Vendor shall cause the Company to comply with all Laws affecting the operation of the Business or Property and to pay and/or accrue all

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required taxes and tax instalments; and

(e) Prevent Certain Changes - The Vendor shall not, without the prior written consent of the Purchaser, to take any of the actions, do any of the things or perform any of the acts described in paragraphs (i) to (x) inclusive of subsection 4.1 (k).

6.2 Access for Investigation - The Vendor shall cause the Company, and the Company shall permit the Purchaser and its employees, agents, counsel and accountants or other representatives, during the Interim Period, to access, inspect and examine the Property upon receiving a request from the Purchaser. Until the Closing Date, and in the event of the termination of this Agreement without consummation of the transactions contemplated hereby, the Purchaser will use its best efforts to keep confidential any information (unless readily available from public or published information or sources) obtained from the Company or the Vendor. If this Agreement is so terminated, promptly after such termination, all documents, work papers and other written material obtained from a Person in connection with this Agreement and not therefore made public (including all copies thereof), shall be returned to the Person which provided such material, including, without limitation, physical, mechanical, electrical and structural inspections and environmental and engineering investigations).

6.3 Actions to Satisfy Closing Conditions - Each of the Parties hereto hereby agree to take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in Article 5 hereof which are for the benefit of any other Party hereto.

ARTICLE 7
INDEMNIFICATION

7.1 Mutual Indemnifications for Breaches of Warranty, etc. - The Vendor hereby covenants and agrees with the Purchaser, and the Purchaser hereby covenants and agrees with the Vendor (the Party so covenanting and agreeing to indemnify another Party being hereinafter in this Section 7.1 referred to as the "Indemnifying Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Date, from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense (hereinafter in this Article 7 called "Claims") which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, in respect of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant hereto. For greater certainty and without limitation, where the Purchaser has a Claim as a result of, in respect of, or arising out of, any incorrectness in or breach of the representations and warranties contained in Section 4 the amount of such Claim shall be calculated without regard to, and shall not be reduced by, any loss carry forwards, investment tax credits or deductions for capital cost allowance available to the Company as at the Closing Date. The Vendor shall indemnify the Purchaser for all Claims made against the Company and/or the Purchaser for, or arising, or relating to the time period prior to the Closing

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Date for which the Company is or is alleged to be liable, and the Purchaser shall indemnify the Vendor for all Claims made against the Company and/or the Vendor for, or arising or relating to the time period on or after the Closing Date for which the Company is alleged to be liable.

The foregoing obligation of indemnification in respect of such Claims shall be:

(i) subject to the limitation mentioned in Section 4.5 hereof respecting the survival of the representations and warranties of the Parties; and

(ii) subject to the requirement that the Indemnifying Party shall, in respect of any Claim made by any third party, be afforded an opportunity at its sole expense to resist, defend and compromise the same, as provided in Section 7.2 hereof; and

(iii) subject to the provisions listed in Section 2.10.

7.2 Notice and Defence of Claims –

(a) The Indemnified Party shall, within 60 days of becoming aware thereof, notify the Indemnifying Party of any Claims (the "Notice of Claim") made by a third party in respect of which the Indemnified Party may wish to assert that the Indemnifying Party has an obligation to indemnify the Indemnified Party. In such event the Indemnifying Party shall have the right, upon notice delivered to the Indemnified Party within 10 days of receipt of the Notice of Claim, to participate, at its sole cost and expense, in negotiations entered into by the Indemnified Party with respect to such Claim; and

(b) Without prejudice to the rights of the Indemnifying Party under Section 7.2(a) hereof, the Indemnifying Party at its sole cost and expense, shall have the right with respect to a Claim within Section 7.1 hereof, on notice to the Indemnified Party, to take such reasonable, prudent and timely steps to dispute or contest such Claim. The Indemnified Party, at the sole cost and expense of the Indemnifying Party in connection with the actions and defences raised or made by the Indemnifying Party in accordance with this section.

ARTICLE 8
GENERAL

8.1 Expenses - Unless otherwise provided herein, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel or any accountants or auditors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

8.2 Time - Time shall be of the essence hereof.

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8.3 Notices - Any notice or other writing required or permitted to be given hereunder or for the purposes hereof (hereinafter in this Section 8.3 called a "notice") to any Party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

(a) in the case of a notice to the Vendor, at the following address:

(a) in the case of the Vendor:

1140 Sheppard Avenue West, Unit #12
Toronto, Ontario, M3K 2A2
Facsimile: 416-633-7491
Attention: President

(b) in the case of a notice to the Purchaser at the following address:

9000 Keele Street
Concord, Ontario
L4K 0B3

Facsimile: 905-264-3848
Attention: President

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this section. Any notice delivered to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing. Any notice transmitted by facsimile or other form or recorded communication shall be deemed given and received on the Business Day of transmission, unless transmitted after 5:00 p.m. in which instance shall be deemed to be given and received on the first Business Day after its transmission.

8.4 Assignment - The Purchaser shall be entitled, upon giving notice to the Vendor at any time not less than three (3) days prior to the Closing Date, to assign this Agreement to a corporation as the Purchaser may determine, and in such case such assignee shall have and may exercise all the rights, and shall assume all of the obligations, of the Purchaser under this Agreement, and any reference to the Purchaser in this Agreement shall in such case be deemed to refer to such assignee, provided that in any such case the Vendor and such assignee shall execute an agreement confirming such assignment and such assumption of obligations and provided further that such assignment shall

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release the Purchaser from liability for its obligations under this Agreement. Except as hereinbefore provided, neither this Agreement nor any rights or obligations hereunder shall be assignable by any Party without the prior written consent of the other Party. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

8.5 Further Assurances - The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing Date.

8.6 Joint and Several Obligations - All agreements, undertakings, representations, warranties, commitments and covenants of the Vendor made to or in favour of the Purchaser shall be construed and enforced as joint and several agreements, undertakings, representations, warranties, commitments and covenants, as the case may be, of the Vendor.

8.7 Counterpart - This Agreement may be executed in counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts are to be construed together and constitute one and the same original Agreement.

8.8 Transmission by Facsimile – Any Party may deliver an executed copy of this Agreement by facsimile but the Party shall immediately deliver to the other Parties an originally executed copy of this Agreement.

8.9 Public Notification of Transaction - The Vendor consents to the Purchaser issuing any public notices, press releases or similar releases, advising the public of this transaction, and consents to the Purchaser filing any and all documentation necessary to any governmental or quasi-govérnmental authority as may be required by law.

{SIGNING PAGE NEXT PAGE}

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IN WITNESS WHEREOF the Parties have hereunto duly executed this Agreement.

SIGNED, SEALED AND DELIVERED
in the presence of:

MONEYLOGIX GROUP INC.

Per: ______________________
Name: Gary Clewits
Office: Chief Financial Officer
I have authority to bind the corporation.

2131059 ONTARIO LIMITED

per: ______________________
Name:
Title:
I have authority to bind the corporation.

______________________ ______________________
Frank Canonaco

GB

SCHEDULE A

PURCHASED SHARES

Shareholder	No. of Shares
Frank Canonaco	**100 Common Shares**

GBL

SCHEDULE B

REAL PROPERTY OWNED BY THE COMPANY

Municipally known as:

Mapleview Drive East
Barrie, Ontario

Legally described as follows:

PIN 58091-0288, S. Pt. Lot 16, Conc. 12, Being Part 1, Reference Plan 51R-22937, City of Barrie, County of Simcoe, AND
PIN 58091-1689, S ½ Lot 16, Conc. 12, Being Part 1 Reference Plan 51R-22928, City of Barrie, County of Simcoe;

Real Property Leased by the Company from a third party:

NIL

GBL

SCHEDULE C

PERMITTED ENCUMBRANCES

Permitted Encumbrances" means:

(a) liens for Taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

(b) liens for Taxes either not due and payable or due but for which notice of assessment has not been given;

(c) the reservations in any original grants from the Crown of the Property or interest therein and statutory exceptions to title that do not materially detract from the value of the Property or impair the intended use of the Property for residential development purposes;

(d) easement over parts 1, 2 and 3 on reference plan 51R32586 as in SC212816;

(e) easement in gross over parts 6 and 8 on reference plan 51R34165 as in SC510541;

(f) the Assumed Mortgages.

(g) Innis Shore Cost Sharing Agreement

(h) Hewitt's Creek Cost Sharing Agreement

GBC

SCHEDULE D

MORTGAGES

The Assumed Mortgages:

1. Sora Developments Corp., original principal amount of $1,200,000 (SC313591);;

2. C-1 Holdings Inc., original principal amount of $800,000.00 (SC407698) ; and

3. Firm Capital Mortgage Fund Inc., in the original principal amount of $6750,000.00 (SC421266).

GBC

SCHEDULE E

Lists of Contracts

GBL

SCHEDULE F

Restrictions for Purchaser Shares

GBC

SCHEDULE G

Development Agreements, Studies and Permits

GBC

SCHEDULE H

Closing Agenda

SCHEDULE I

Escrow Agreement

GBC

SCHEDULE J

Zoning Details

GBC

Bill Wong

From: Tom Copeland [tcopeland@moneylogixgroup.com]
Sent: May 11, 2009 6:38 PM
To: Bill Wong
Subject: FW:

GBC

From: Tom Copeland [mailto:tcopeland@moneylogixgroup.com]
Sent: May-11-09 6:35 PM
To: 'jeffrey@schwartzandschwartz.ca'; Brian McCutcheon (brian@himel-law.com)
Cc: mknarr@moneylogixgroup.com; Gary Cilevitz (gcilevitz@moneylogixgroup.com); 'fcanon@baywoodhomes.com'; 'rcanon@baywoodhomes.com'; Adam Seanor (aseanor@moneylogixgroup.com)
Subject: FW:

Gentlemen

Further to our conversation of this afternoon, and as further reviewed and revised during our conference call later this afternoon, and in the absence of a definitive Restricted Share Agreement and Escrow Agreement at this time, we agree to the basic terms and conditions of both Agreements to include:

1. A full restriction on the Vendor selling shares until January 1, 2010.
2. The Vendor may sell up to 10% of its shares each month from January 1, 2010 to July 1, 2010.
3. The remaining 40% of shares held in escrow as at July 1, 2010 shall be released to the Purchaser upon satisfaction of the conditions as set out in Section 4.1 (pp) of the Share Purchase Agreement.